UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2018

Altaba Inc.

(Exact name of registrant as specified in its charter)

Delaware	811-23264	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 East 45th Street, 15th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 679-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Tender Offer Agreement

On July 9, 2018 (July 10, 2018 Japan Standard Time), Altaba Inc. (the “Fund”) entered into a definitive agreement (the “Tender Offer Agreement”) with SoftBank Corp. pursuant to which, subject to the terms and conditions of the Tender Offer Agreement, (i) Softbank Corp. agreed to commence a tender offer for 613,888,888 shares of common stock of Yahoo Japan Corporation (“Yahoo Japan”) at a price of JPY 360 (approximately US$ 3.26) per share, and (ii) the Fund has agreed to tender at least 613,888,888 shares of common stock of Yahoo Japan currently owned by the Fund in the tender offer.

Termination Agreement

On July 9, 2018 (July 10, 2018 Japan Standard Time), concurrently with the execution of the Tender Offer Agreement, the Fund, SoftBank Group Corp. (“SoftBank”), and, for limited purposes, SBBM Corporation (“SBBM”) and SoftBank Group Japan Corporation (“SBGJ,” and together with SoftBank and SBBM, the “SB Entities”) entered into a definitive agreement (the “Termination Agreement”) pursuant to which the Fund and the SB Entities agreed that the Joint Venture Agreement, dated April 1, 1996, as amended by the Amendment Agreement, dated September 17, 1997, between the Fund and SoftBank, and by Amendment Agreement No. 2, dated June 17, 2015, between the Fund and SoftBank, and as supplemented by the Joinder Agreement, dated March 27, 2008, among the Fund, SoftBank and SBBM, and by the Joinder Agreement, dated May 23, 2017, among the Fund, SoftBank, SBBM and SBGJ (under its former name as SoftBank Group International GK) (collectively, the “Joint Venture Agreement”), which governs the Fund’s and the SB Entities’ shareholding and other governance arrangements relating to Yahoo Japan, was terminated with immediate effect. In connection with the termination of the Joint Venture Agreement, pursuant to the terms of the Termination Agreement (among other things), (i) the Fund caused Arthur Chong and Alexi A. Wellman to resign from the board of directors of Yahoo Japan, (ii) for a period of 12 months or until such time as the Fund’s ownership interest in Yahoo Japan falls below five percent of Yahoo Japan’s issued and outstanding shares, the Fund will continue to have consent rights with respect to certain extraordinary transactions involving Yahoo Japan, and (iii) the Fund will be provided certain access rights to Yahoo Japan for purposes of due diligence by potential purchasers of Yahoo Japan shares and compliance with tax and other legal and regulatory requirements.

On July 9, 2018, the Fund issued a press release announcing the execution of the Tender Offer Agreement and the Termination Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit 99.1 is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit Number	Description

99.1	Press Release of Altaba Inc., issued on July 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTABA INC.

	By:	/s/ Arthur Chong
Name: Arthur Chong
Title: General Counsel and Secretary

Date: July 10, 2018